EXHIBIT 4.01

                             SUBSCRIPTION AGREEMENT


Medstretch Inc. ("Company") and the person executing this subscription agreement hereby agree as follows:

     1.  Subscription  for  Shares.  I  (sometimes  referred  to  herein  as the
         -------------------------
"Investor") hereby subscribe for and agree to purchase $_______________ worth of the common stock ("Common Stock") being offered by the Company at $0.05 per share ("Shares") described in the Prospectus dated DATE OF PROSPECTUS of the Company ("Prospectus") upon the terms and conditions of the offering described in the Prospectus.

     2. Offering  Period.  The Shares are currently being offered by the Company
        ----------------
through DATE OF TERMINATION OFFERING ("Termination Date").

     3.  Investor  Delivery of  Documents  and Payment.  I hereby  tender to the
         ---------------------------------------------
Company (i) the full purchase price by check or wire and (ii) two manually executed copies of this Subscription Agreement. Prior to the acceptance of the subscription by the Company or the return of the subscription amount, the funds will not be held in an escrow account but will be the property of the Company.

     4.  Acceptance or Rejection of  Subscription.  The Company has the right to
         ----------------------------------------
reject this subscription for Shares, in whole or in part for any reason and at any time prior to it being accepted. In the event of the rejection of this subscription, my subscription amount paid will be returned promptly to me without interest or deduction and this Subscription Agreement will have no force or effect. The Shares subscribed for herein will not be deemed issued to or owned by me until two copies of this Subscription Agreement have been executed by me and countersigned by the Company and a closing with respect to my subscription has occurred.

     5. Closing and Delivery of Shares.  Closings  will occur on a rolling basis
        ------------------------------
from time to time at the discretion of the Company, at the offices of the Company, at any time prior to the Termination Date. In the event my subscription is accepted, the certificates representing the Shares will be delivered promptly to me, along with a fully executed version of this Agreement within ten business days.

     6. Investor  Representations and Warranties.  I acknowledge,  represent and
        ----------------------------------------
warrant to the Company as follows:

         6.1   Obligations  of the Company and the Investor.  The Company has no
               --------------------------------------------
obligation to me other than as set forth in this Agreement. I am not entitled to cancel, terminate or revoke this subscription after acceptance by the Company, and any agreements made in connection herewith will survive my death or disability. In order to induce the Company to issue and sell the Shares to me, I represent and warrant that the information relating to me stated herein is true and complete as of the date hereof and will be true and complete as of the date on which my purchase of Shares becomes effective. If, prior to the final consummation of the offer and sale of the Shares, there should be any change in such information or any of such information becomes incorrect or incomplete, I agree to notify the Company and supply the Company promptly with corrective information.


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SUBSCRIPTION AGREEMENT
COMPANY NAME
PAGE 2 OF 3

         6.2   Information About the Company.
               -----------------------------

               (1) I have received no representation or warranty from the Company or any of its respective officers, directors, employees or agents in respect of my investment in the Company.

     7. Entity  Authority.  If  the  Investor  is  a  corporation,  partnership,
        -----------------
company, trust, employee benefit plan, individual retirement account, Keogh Plan, or other tax-exempt entity, it is authorized and qualified to become an investor in the Company and the person signing this Subscription Agreement on behalf of such entity has been duly authorized by such entity to do so.

     8. Governing Law and  Jurisdiction.  This  Subscription  Agreement  will be
        -------------------------------
deemed to have been made and delivered in NAME OF CITY and will be governed as to validity, interpretation, construction, effect and in all other respect by the internal laws of the State of NAME OF STATE. Each of the Company and the Investor hereby (i) agrees that any legal suit, action or preceding arising out of or relating to this Subscription Agreement will be instituted exclusively in NAME OF STATE State Supreme Court, County of NAME OF COUNTY, or in the United States District Court for the District of NAME OF DISTRICT, (ii) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum for such suit, action or proceeding, (iii) irrevocably consents to the jurisdiction of the NAME OF STATE State Supreme Court, County of NAME OF COUNTY and the United States District Court for the District of NAME OF DISTRICT in any such suit, action or proceeding, (iv) agrees to accept and acknowledge service of any and all process that may be served in any such suit, action or proceeding in NAME OF STATE State Supreme Court, County of NAME OF COUNTY or in the United States District Court for the District of NAME OF DISTRICT, and (v) agrees that service of process upon it mailed by certified mail to its address set forth on my signature page will be deemed in every respect effective service of process upon it in any suit, action or proceeding.

     9. Counterparts. This Subscription Agreement may be executed in one or more
        ------------
counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. The execution of this Subscription Agreement may be by actual or facsimile signature.

     10. Benefit.  This Subscription Agreement is binding upon and inures to the
         -------
benefit of the parties hereto and their respective heirs, executors, personal representatives, successors and assigns.

     11. Notices. All notices,  offers, acceptance and any other acts under this
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Subscription  Agreement (except payment) must be in writing, and is sufficiently given if delivered to the addressees in person, by overnight courier service, or, if mailed, postage prepaid, by certified mail (return receipt requested), and will be effective three days after being placed in the mail if mailed, or upon receipt or refusal or receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party. All communication to me should be sent to my preferred address on the signature page hereto. All communications to the Company should be sent to Dr. Kimberly Partridge, Medstretch Inc., 4920 Yonge Street, Toronto, Ontario, Canada M2N 5N5. Each party may designate another address by notice to the other parties.


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SUBSCRIPTION AGREEMENT
COMPANY NAME
PAGE 3 OF 3

     12. Oral  Evidence.  This  Subscription Agreement  constitutes  the  entire
         --------------
agreement between the parties with respect to the subject matter hereof and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. This Subscription Agreement may not be changed, waived, discharged, or terminated orally, but rather, only by a statement in writing signed by the party or parties against which enforcement or the change, waiver, discharge or termination is sought.

     13. Section  Headings.  Section  headings herein  have  been  inserted  for
         -----------------
reference only and will not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part, any of the terms or provisions of this Subscription Agreement.

     14. Survival   of   Representations,   Warranties   and   Agreements.   The
         ----------------------------------------------------------------
representations, warranties and agreements contained herein will survive the delivery of, and the payment for, the Shares.

     15. Acceptance  of  Subscription.  The Company may accept this Subscription
         ----------------------------
Agreement at any time for all or any portion of the Shares subscribed for by executing a copy hereof as provided and notifying me within a reasonable time thereafter.

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    SIGNATURE PAGE FOR INDIVIDUAL INVESTORS - COMPLETE ALL INFORMATION
    ---------------------------------------


Name:_____________________ Name of Joint Investor (if any):__________________

Residence Address: __________________________________________________________

Telephone: (H)__________________ (W) __________________ Fax _________________

Occupation: ___________________________ Employer: ___________________________

Business Address: ___________________________________________________________

Send communications to:

  | | Home   | | Office   | | E-Mail: E-mail address: _______________________

Age:  _______

Social Security Number:  _______________________

Check manner in which Shares are to be held:

| |   Individual        | |   Tenants in       | |   Joint Tenants with
      Ownership               Common                 Right of Survivorship
                                                     (both parties must sign)

| |   Community                                | |   Other (please indicate)
      Property
                                                      ______________________


________________________________________________________________________________

 ALL INVESTORS MUST SIGN                 The foregoing subscription is
 AND PRINT NAME BELOW:                   accepted and the Company hereby
                                         agrees to be bound by its terms.

Signature:

      __________________________          COMPANY NAME:  Medstretch Inc.

 Print Name:

      __________________________

 Signature:                               By: ______________________________

      __________________________              Name:   Dr. Kimberly Partridge

 Print Name:                                  Title:  President

      __________________________              Date:

________________________________________________________________________________



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      SIGNATURE PAGE FOR ENTITY INVESTORS - COMPLETE ALL INFORMATION
      -----------------------------------


Name of Entity:  ____________________________________________________________

Address of Principal Office: ________________________________________________

Telephone:  ________________________    Fax:  ________________________

Taxpayer Identification Number:  _____________________________________

Check type of Entity:

| |  Employee       | | Limited         | |  General          | | Individual
     Benefit            Partnership          Partnership          Retirement
     Plan Trust                                                   Account

| |  Limited        | | Trust           | |  Corporation      | | Other (please
     Liability                                                    indicate)
     Company
                                                                 ______________

Date of Formation or incorporation:  ______________________

State of Formation or incorporation:  _____________________

Describe the business of the Entity:  _________________________________________

_______________________________________________________________________________

List the names and positions of the executive officers, managing members, partners or trustees authorized to act with respect to investments by the Entity generally and specify who has the authority to act with respect to this investment.

________________________________________________________________________________
    Name                  Position               Authority for this investment
                                                         (yes or no)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


ALL INVESTSORS MUST SIGN                  The foregoing subscription is accepted
AND PRINT NAME BELOW:                     and the Company hereby agrees to be
                                          bound by its terms.

_________________________________         COMPANY NAME:  Medstretch Inc.
Signature of Authorized Signatory
Name:
Title:                                    By: ______________________________

                                              Name:   Dr. Kimberly Partridge
                                              Title:  President
                                              Date:
________________________________________________________________________________


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